UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 29, 2006
WENDY’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 29, 2006, Wendy’s International, Inc. (“Wendy’s”) completed the spin-off of Tim Hortons Inc. (“THI”). In conjunction with the spin-off of THI, directors, officers and employees of Wendy’s holding options, restricted stock units (including accrued dividend equivalent units) and performance shares did not receive shares of THI in the spin-off distribution on the Wendy’s shares underlying those equity awards. Pursuant to the provisions of Wendy’s equity compensation plans, to preserve the economic value of those equity awards as they existed prior to the spin-off, the Compensation Committee of Wendy’s Board of Directors approved an adjustment to all outstanding options, restricted stock units (including accrued dividend equivalent units) and performance shares. The equity award adjustment was effected by dividing the number of shares underlying the equity awards by 0.4828 and by multiplying the stock option exercise price by the same adjustment ratio. This adjustment ratio was obtained by dividing the “ex-dividend” opening price of Wendy’s common stock on the New York Stock Exchange on October 2, 2006 ($32.35), the first trading day after the spin-off, by the closing price of Wendy’s common stock in the “regular way” market on September 29, 2006 ($67.00).
Item 2.01 Completion of Acquisition or Disposition of Assets
As noted in Item 1.01 above, on September 29, 2006, Wendy’s completed the spin-off of THI. The distribution took place in the form of a pro rata common stock dividend to Wendy’s shareholders of record as of Friday, September 15, 2006. Wendy’s shareholders received 1.3542759 shares of THI common stock for each share of Wendy’s common stock held. Cash was paid for fractional share interests. In total, Wendy’s distributed 159,952,977 shares of THI common stock to its shareholders, representing all of the shares of THI that Wendy’s owned as of September 29, 2006. The unaudited pro forma financial statements of Wendy’s reflecting the spin-off of THI in Wendy’s historical financial statements, attached hereto as Exhibit 99(a), are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure
On October 5, 2006, Wendy’s issued a press release announcing its third quarter preliminary sales results and disclosing other information. A copy of the press release is attached hereto as Exhibit 99(b).
Item 9.01 Financial Statements and Exhibits
(b)	Pro forma financial information

Unaudited pro forma financial information of Wendy’s reflecting the spin-off of THI, attached hereto as Exhibit 99(a).

(d)	Exhibits

Exhibit 99(b) — press release issued by Wendy’s dated October 5, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S INTERNATIONAL, INC.
By:	/s/ Kerrii B. Anderson
Kerrii B. Anderson
Chief Executive Officer and President

Date            October 5, 2006

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